Exhibit 3.1

RESTATED BYLAWS
OF
ATLANTIC AMERICAN CORPORATION
(As amended through March 1, 2016)

ARTICLE 1.
OFFICES AND REGISTERED AGENT

1.1 Registered Offices and Registered Agent.  The initial registered office of the corporation and the initial registered agent of the corporation at said office shall be as set forth in the Articles of Incorporation of the corporation.  The registered office of the corporation and the registered agent of the corporation at such office may be changed from time to time by the corporation in the manner specified by law.

1.2 Additional Offices.  The corporation may establish offices at such other place or places either within or without the State of Georgia as the Board of Directors may from time to time determine.

ARTICLE 2.
MEETINGS OF SHAREHOLDERS

2.1 Place and Time of Meetings.  Meetings of the shareholders shall be held at such time and place, either within or without the State of Georgia, as the Board of Directors or, in the case of a meeting called upon the request of the Shareholders in accordance with Section 2.3 hereof, the Shareholders, may from time to time fix and select.

2.2 Annual Meeting.  An annual meeting of the Shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.3 Special Meetings.  Special meetings of the Shareholders may be called at any time by the Chairman of the Board of Directors, by the President, by a majority of the Board of Directors, or upon the written request of the holder or holders of not less than twenty-five percent (25%) of the capital stock of the corporation then issued and outstanding and entitled to vote in an election of directors.  Written notice of a special meeting requested to be held by the holder or holders of the requisite percent of capital stock of the corporation shall set forth the purpose of the special meeting and the matters proposed to be acted on thereat.

2.4 Notice of Meeting.  Written notice stating the place, day, and hour of the meeting  and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Chairman of the Board of Directors, the President, the Secretary or the other person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation.

2.5 Waiver of Notice.  Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder’s waiver shall be deemed the equivalent of giving notice.  Attendance by a Shareholder at a meeting either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.  Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

2.6 Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to all matters other than the election of directors (who will be elected by a plurality of all votes properly cast), unless the vote of a greater number or voting by classes or series is required by the Georgia Business Corporation Code.  When a quorum is once present to organize a meeting, the Shareholders present may continue to do business at the meeting or any adjournment thereof notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

2.7 Adjournment.  Any meeting of the Shareholders may be adjourned by the Chairman of the Board of Directors or other person presiding at the meeting, or the holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present.  Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, by which Shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

2.8 Voting Rights.  Each Shareholder shall be entitled at each Shareholders’ meeting to one vote for each share of capital stock having voting power held by such Shareholder.

2.9 Proxies.  A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his attorney-in-fact.  A proxy must be authorized in a manner permitted by Section 14-2-722 (or any successor provision) of the Georgia Business Corporation Code.

2.10 Action by Consent of Shareholders.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if written consent setting forth the action so taken shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall be filed with the Secretary of the corporation.  Such consent shall have the same force and effect as a unanimous vote of the Shareholders.

ARTICLE 3.
DIRECTORS

3.1 Number, Qualification and Term of Office.  The Board of Directors shall have the power to manage and administer the business and affairs of the corporation.  The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) members, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the members of the Board of Directors then in office (regardless of whether such number constitutes a quorum) or the Shareholders at any meeting thereof.  The directors shall be natural persons of the age of eighteen years or over, but need not be residents of the State of Georgia or hold shares of stock in the corporation.  Directors shall be elected to hold office until the next succeeding annual meeting.  Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death, or incapacity to serve.

Any individual serving as a member of the Board of Directors and who is an “independent” (pursuant to the rules, regulations and interpretations of the principal stock exchange on which the corporation’s common stock is then listed for trading, if any) director who is not a member of the family (no more remote than first cousin) of any individual who, collectively with his or her affiliates, owns at least a majority of the corporation’s outstanding stock generally entitled to vote in the election of Directors of the corporation, shall offer to resign from the Board of Directors upon reaching age 72, which resignation will be reviewed and acted upon, as appropriate, as promptly as possible by affirmative vote of a majority of the Board of Directors (excluding the director whose resignation is the subject of such action).  In addition, no person shall be eligible to be elected as a director after reaching the age of 72, absent a waiver by majority vote of the Board of Directors (excluding the affected individual).  The Board of Directors may consider any factors it deems relevant in determining whether to accept such resignation or grant such waiver, as the case may be.

3.2 Vacancies.  When any vacancy occurs among Directors, whether by increase in members of the Board of Directors or otherwise, a majority of the remaining members of the Board of Directors (even if less than a quorum) may appoint a Director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, but the remaining Directors may continue to act without any such appointment.

3.3 Compensation.  The Board may establish the compensation of directors, including without limitation compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Company or at the request of the Board.  A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in that other capacity.

ARTICLE 4.
MEETINGS OF THE BOARD

4.1 Place and Time of Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Georgia as the Board of Directors may from time to time designate.

4.2 Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders at the place that meeting has been held for the purpose of electing officers and for the consideration of other business.  Other regular meetings of the Board may be held at such other time and place either within or without the State of Georgia as may from time to time be determined by the Board.

4.3 Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President or upon the written request of a majority of the Board of Directors.

4.4 Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given.  Written notice of each special meeting setting forth the time and place of the meeting shall be given to each Director at least two days before the meeting.  Notices to directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws or applicable law.  No notice of any meeting of the Board of Directors need state the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors.

4.5 Waiver of Notice.  A Director may waive in writing notice of a special meeting of the Board either before or after the meeting, and his waiver shall be deemed the equivalent of having received notice.  Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business at the beginning of the meeting because the meeting has not been lawfully called or convened.

4.6 Quorum.  At meetings of the Board of Directors, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business.  If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board.

4.7 Adjournment.  A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists.  Notice of the time and place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary.  At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

4.8 Action by Consent.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, and filed with the minutes of the proceedings of the Board of Directors.  Such consent shall have the same force and effect as a unanimous vote.

ARTICLE 5.
OFFICERS

5.1 Officers.  The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and Treasurer.  The Board of Directors may elect such other officers as they deem necessary, and who shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors.  Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Vice President or the offices of President and Secretary.  The officers shall be elected by the Directors or, where specifically provided herein, may be appointed by the President or the Board of Directors and each officer shall hold office for the term to which he is elected or appointed, and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.  Any of the offices may be left vacant from time to time as the Board of Directors may determine.

5.2 Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders, and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof.  The Chairman of the Board shall also have such other duties as the Board of Directors shall designate.

5.3 President.  Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the corporation, and shall have the responsibility for the general supervision of the business affairs of the corporation and shall perform whatever other duties the Board of Directors may from time to time prescribe.

5.4 Secretary.  The secretary shall keep minutes of all meetings of the Shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

5.5 Treasurer.  The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation’s affairs to the President, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

5.6 Vice President.  In the absence or disability of the President, the Vice Presidents, if any, elected by the Board of Directors shall perform the duties and exercise the powers of the President.  He shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.  The duties and powers of the president shall disburse to the Vice Presidents in such specified order of seniority.

5.7 Assistant Secretary and Assistant Treasurer.  Assistants to the Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the President or the Board of Directors.

5.8 Vacancies.  When a vacancy occurs in one of the executive offices by death, resignation, or otherwise, it may be filled by the Board of Directors.  The officer so selected shall hold office until his successor is chosen and qualified.

5.9 Salaries.  The Board of Directors shall fix the salaries of the officers of the corporation.  The salaries of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

5.10 Delegation of Duties.  Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

5.11 Removal of Officers and Agents.  An officer or agent of the corporation may be removed by a majority vote of the Board of Directors whenever in their judgment the best interests of the corporation will be served by the removal.  The removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE 6.
CAPITAL STOCK

6.1 Certificates.  The interest of each Shareholder may be evidenced by a certificate or certificates representing shares of stock of the corporation. Any certificates shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles.

6.2 Transfers.  Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost stolen or destroyed, upon compliance with the provisions of Section 6.4 of these Bylaws.

6.3 Record Date.  In lieu of the closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for a determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, such as date to be not more than seventy (70) days and, in case of a meeting of Shareholders, not less than (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

6.4 Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE 7.
MISCELLANEOUS

7.1 Inspection of Books.  The Board of Directors shall have power to determine which accounts and books of the corporation, if any, shall be open to the inspection of Shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection.

7.2 Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.  In the event that it is inconvenient at any time to use the corporate seal of the corporation, the words “Seal” or “Corporate Seal” enclosed in parenthesis or scroll shall be deemed the corporate seal of the corporation.

7.3 Forum for Adjudication of Disputes.  Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Georgia Business Corporation Code, the corporation’s certificate of incorporation (as may be amended) or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Georgia, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Bylaw 7.3.

ARTICLE 8.
AMENDMENT

8.1 Amendment.  The Bylaws of the corporation may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors or the Shareholders at any regular or special meeting of the Board of Directors or Shareholders, as the case may be.  If such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.

ARTICLE 9.
INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE

9.1 (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe  his conduct was unlawful.  The termination of any civil action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that the person indemnified under this Bylaw has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(d) The indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be effective upon the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any Bylaws or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such Bylaw or resolution would be placed before the Shareholders, both as to action by a Director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, as shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation and its officers shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a Director, officer, employee or agent of such merging or consolidating corporation, or is or was serving at the request of such consolidating corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity: Provided that no indemnification under the subsections (a) and (b) of this section permitted by this subsection shall be mandatory under this subsection or any bylaw or the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving or new corporation, in the manner provided in paragraphs (i) and (iii) of subsection (d) of this section.

ARTICLE 10.
COMMITTEES

10.1 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of two or more Directors.  Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a Director.

(b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation subject to any limitations in the Georgia Business Corporation Code; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee.

(c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of a majority of the members of the Executive Committee.  Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings.  The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings.  It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d) The Executive Committee shall act by a majority vote of its members.

10.2 Other Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.  The Board of Directors may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

10.3 Removal.  The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.